                                                                    Exhibit 99.1

         In accordance with Securities and Exchange Commission Release No.
34-39538 (January 12, 1998), this Statement is being filed by Credit Suisse (the
"Bank"), a Swiss bank, on behalf of itself and its subsidiaries, to the extent that they constitute the Investment Banking division (the "Investment Banking division") (the "Reporting Person"). The Reporting Person provides financial advisory and capital raising services, sales and trading for users and suppliers of capital around the world and invests in and manages private equity and venture capital funds. The address of the Bank's principal business and office is Uetlibergstrasse 231, P.O. Box 900, CH 8070 Zurich, Switzerland. The address of the Reporting Person's principal business and office in the United States is
Eleven Madison Avenue, New York, New York 10010.

         The Bank owns directly a majority of the voting stock, and all of the non-voting stock, of Credit Suisse Holdings (USA), Inc. ("CS Hldgs USA Inc"), a
Delaware corporation. The address of CS Hldgs USA Inc's principal business and office is Eleven Madison Avenue, New York, New York 10010. The ultimate parent company of the Bank and CS Hldgs USA Inc, and the direct owner of the remainder of the voting stock of CS Hldgs USA Inc, is Credit Suisse Group ("CSG"), a corporation formed under the laws of Switzerland.

         CS Hldgs USA Inc owns all of the voting stock of Credit Suisse (USA),
Inc. ("CS USA Inc"), a Delaware corporation and holding company. The address of the principal business and office of CS USA Inc is Eleven Madison Avenue, New
York, New York 10010.

         Sprout Capital VII, L.P. ("Sprout VII"), Sprout CEO Fund, L.P. ("CEO
Fund"), and Sprout Growth II, L.P. ("Growth II") are Delaware limited partnerships which make investments for long term appreciation. DLJ Capital
Corporation ("DLJCC"), a Delaware corporation and a wholly-owned subsidiary of
CS USA Inc, acts as a venture capital partnership management company. DLJCC is the general partner of CEO Fund. DLJCC is also the managing general partner of
Sprout VII and Growth II, and, as such, is responsible for its day-to-day management. DLJCC makes all of the investment decisions on behalf of Sprout VII,
Growth II and CEO Fund. DLJ Associates VII, L.P. ("Associates VII"), a Delaware
limited partnership, is a general partner of Sprout VII and in accordance with the terms of the relevant partnership agreement, does not participate in investment decisions made on behalf of Sprout VII. DLJ Capital Associates VII,
Inc. ("DLJCA VII"), a Delaware corporation and wholly-owned subsidiary of DLJCC, is the managing general partner of Associates VII. DLJ Growth Associates II,
L.P. ("GAII"), a Delaware limited partnership, is a general partner of Growth II and in accordance with the terms of the relevant partnership agreement, does not participate in investment decisions made on behalf of Growth II. DLJ Growth
Associates II, Inc. ("DLJGA II"), a Delaware corporation and wholly-owned subsidiary of DLJCC, is the managing general partner of GAII. The address of the principal business and office of each of DLJCC, DLJCA VII, Associates VII,
Sprout VII, Growth II, GAII, DLJGA II, and CEO Fund is Eleven Madison Avenue,
New York, New York 10010.

         CSG is a global financial services company, active in all major financial centers and providing a comprehensive range of banking and insurance products. CSG and its consolidated subsidiaries are comprised of the Bank and the Winterthur division (the "Winterthur division"). In addition to the
Investment Banking division, the Bank is comprised of the Asset Management division (the "Asset Management division") and the Private Banking division (the
"Private Banking division"). The Asset Management division provides asset management and investment advisory services to institutional, mutual fund and private investors worldwide. The Private Banking division offers global private banking and corporate and retail banking services in Switzerland. The Winterthur division provides life and non-life insurance and pension products to private and corporate clients worldwide. CSG's business address is Paradeplatz 8, P.O.
Box 1, CH 8070 Zurich, Switzerland.

         CSG, for purposes of the federal securities laws, may be deemed ultimately to control the Bank and the Reporting Person. CSG, its executive officers and directors, and its direct and indirect subsidiaries (including those subsidiaries that constitute the Asset Management division, the Private
Banking division and the Winterthur division) may beneficially own shares of the securities of the issuer to which this Form 4 relates and such shares are not reported in this Form 4. CSG disclaims beneficial ownership of Shares beneficially owned by its direct and indirect subsidiaries, including the
Reporting Person. Each of the Asset Management division, the Private Banking division and the Winterthur division disclaims beneficial ownership of shares beneficially owned by the Reporting Person. The Reporting Person disclaims beneficial ownership of shares beneficially owned by CSG, the Asset Management division, the Private Banking division and the Winterthur division.